                                                                     EXHIBIT 3.1




                            STATEMENT OF DESIGNATION
                                       OF
                     SERIES A CONVERTIBLE PREFERRED SHARES
                                       OF
                              BENEFICIAL INTEREST
                                       OF
                      AMERICAN INDUSTRIAL PROPERTIES REIT

                                  ARTICLE ONE

         AMERICAN INDUSTRIAL PROPERTIES REIT (the "Trust"), pursuant to the provisions of Section 3.30 of the Texas Real Estate Investment Trust Act (the "TREITA"), hereby files this Statement of Designation of Series A Convertible Preferred Shares of Beneficial Interest of the Trust (the "Statement") prior to the issuance of any shares of Series A Convertible Preferred Shares of Beneficial Interest, such series of unissued shares having been established by a resolution duly adopted by all necessary action on the part of the Trust and the Board of Trust Managers, as provided for in the Third Amended and Restated Declaration of Trust, as amended (the "Declaration of Trust").

                                  ARTICLE TWO

         The name of the Trust is American Industrial Properties REIT.

                                 ARTICLE THREE

         Pursuant to the authority conferred upon the Board of Trust Managers by the Declaration of Trust and Section 3.30 of the TREITA, the Board of Trust Managers, pursuant to Section 10.20 of the TREITA, adopted a resolution establishing the Series A Preferred Shares of Beneficial Interest of the Trust and designating the series and fixing and determining the preferences, limitations, and relative rights thereof, as set forth in the true and correct copy of the resolution attached hereto as Exhibit A (the "Designating Resolution").

                                  ARTICLE FOUR

         The Designating Resolution was adopted effective as of July 29, 1998.

                                  ARTICLE FIVE

         The Designating Resolution was duly adopted by all necessary action on the part of the Trust.

         IN WITNESS WHEREOF, the undersigned officer has executed this Statement effective as of July 30, 1998.


                               AMERICAN INDUSTRIAL PROPERTIES REIT



                               By:       /s/ Charles W. Wolcott
                                        ---------------------------------------
                                        Charles W. Wolcott
                                        President and Chief Executive Officer


                               /s/ Joan A. Rose
                               ------------------------------------------------
                               Notary Public, State of Texas


                               Joan A. Rose
                               ------------------------------------------------
                               Printed Name of Notary:

                               My Commission Expires:


                               April 1, 2000
                               ------------------------------------------------


STATE OF TEXAS            )
                          )
COUNTY OF DALLAS          )



                 The foregoing instrument was acknowledged before me this 30th day of July, 1998, by Charles W. Wolcott, President and Chief Executive Officer of American Industrial Properties REIT, a Texas real estate investment trust, on behalf of said corporation.


                               /s/ Joan A. Rose
                               ------------------------------------------------
                               Notary Public, State of Texas


                               Joan A. Rose
                               ------------------------------------------------
                               Printed Name of Notary:

                               My Commission Expires:


                               April 1, 2000
                               ------------------------------------------------

                                   EXHIBIT A

                             DESIGNATING RESOLUTION
                            BOARD OF TRUST MANAGERS
                      AMERICAN INDUSTRIAL PROPERTIES REIT
                                 JULY 29, 1998


AUTHORIZATION OF SERIES A CONVERTIBLE PREFERRED SHARES OF BENEFICIAL INTEREST

         WHEREAS, the Board of Trust Managers of American Industrial Properties REIT (the "Trust") has deemed it to be in the best interest of the Trust and its shareholders for the Trust to establish a series of preferred shares pursuant to the authority granted to the Board of Trust Managers in the Third Amended and Restated Declaration of Trust, as amended (the "Declaration of Trust"), of the Trust:

         NOW, THEREFORE, BE IT RESOLVED, that, pursuant to the authority vested in the Board of Trust Managers by the Declaration of Trust, a series of preferred shares is hereby established, and the terms of the same shall be as follows:

         Section 1. Number of Shares and Designation. This series of Preferred Shares of Beneficial Interest shall be designated as Series A Convertible Preferred Shares of Beneficial Interest (the "Series A Preferred Shares") and up to 14,285,715 shall be the number of such Preferred Shares of Beneficial Interest constituting such series.

         Section 2. Definitions. For purposes of the Series A Preferred Shares, the following terms shall have the meanings indicated:

         "Act" shall mean the Securities Act of 1933, as amended.

         "Trust Managers" shall mean the Trust Managers of the Trust or any committee authorized by such Trust Managers to perform any of its responsibilities with respect to the Series A Preferred Shares.

         "Common Shares" shall mean Common Shares of Beneficial Interest, $.10 par value per share, of the Trust or such shares of the Trust's capital shares into which such Common Shares of Beneficial Interest shall be reclassified.

         "Conversion Rate" shall mean the conversion rate, as adjusted pursuant to paragraph (d) of Section 6. The initial Conversion Rate shall be one Common Share for each Series A Preferred Share.

         "Current Market Price" of publicly traded Common Shares or any other class or series of capital shares or other security of the Trust or of any similar security of any other issuer for any day shall mean the last reported sales price, regular way on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices regular way on such day, in either case as reported on the New York Stock Exchange ("NYSE") or, if such security is not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, on the National Market of the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or, if such security is not quoted on such National Market, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on such day shall not have been reported through NASDAQ, the average of the bid and asked prices on such day as furnished by any NYSE member firm regularly making a market in such security selected for such purpose by the Chief Executive Officer or the Trust Managers or if any class or series of securities are not publicly traded, the fair value of the shares of such class as determined reasonably and in good faith by the Trust Managers.

         "Declaration of Trust" shall mean the Third Amended and Restated Declaration of Trust, as amended, of the Trust.

         "Funds Available for Distribution" shall mean funds from operations (net income, computed in accordance with generally accepted accounting principles excluding gains or losses from debt restructuring and sales of property, plus depreciation and amortization) minus non-revenue generating capital expenditures and debt principal amortization, as determined by the Trust Managers on a basis consistent with the policies and practices adopted by the Trust for reporting publicly its results of operations and financial condition.

         "Issue Date" shall mean the actual date of issuance of any Series A Preferred Shares.

         "Junior Shares" shall mean the Common Shares and any other class or series of capital shares of the Trust over which the Series A Preferred Shares have preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Trust.

         "Parity Shares" shall have the meaning set forth in paragraph (b) of
         Section 7 hereof.

         "Person" shall mean any individual, firm, partnership, corporation or other entity and shall include any successor (by merger or otherwise) of such entity.

         "Series A Preferred Shares" shall have the meaning set forth in
         Section 1 hereof.

         "Standstill Period" shall have the meaning set forth in that certain Share Purchase Agreement dated July 30, 1998, by and between the Trust and Developers Diversified Realty Corporation.

         "Trading Day", as to any Common Shares, shall mean any day on which such Common Shares are traded on the NYSE or, if such Common Shares are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such Common Shares are listed or admitted or, if such Common Shares are not listed or admitted for trading on any national securities exchange, on the National Market of NASDAQ or, if such Common Shares are not quoted on such National Market, in the Common Shares market in which such Common Shares are traded.

         "Transaction" shall have the meaning set forth in paragraph (e) of
         Section 6 hereof.

         "Transfer Agent" means Boston EquiServe, Bank of Boston (or its affiliates) or any U.S. bank with aggregate capital, surplus and undivided profits, as shown on its last published report, of at least $30,000,000 as may be designated by the Trust Managers or their designee as the transfer agent for the Series A Preferred Shares.

         "Voting Preferred Shares" shall have the meaning set forth in paragraph (b) of Section 8 hereof.

         Section 3.       Dividends.   The holders of each Series A Preferred
Share shall be entitled to receive dividends and distributions in an amount equal to the amount of dividends and distributions paid on each Common Share, when, as and if declared by the Board of Trust Managers of the Trust.

         Section 4.       Liquidation Preference.

                 (a) In the event of any liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary, before any payment or distribution of the assets of the Trust (whether capital or surplus) shall be made to or set apart for the holders of Junior Shares, the holders of Series A Preferred Shares shall be entitled to receive $0.001 per Series A Preferred Share plus an amount equal to all accrued and unpaid dividends thereon to the date fixed for distribution; but such holders shall not be entitled to any further payment. Until the holders of the Series A Preferred Shares have been paid the liquidation preference in full, no payment will be made to any holder of Junior Shares upon the liquidation, dissolution or winding up of the Trust. If, upon any liquidation, dissolution or winding up of the Trust, the assets of the Trust, or proceeds thereof, distributable among the holders of Series A Preferred Shares shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Shares, then such assets, or the proceeds thereof, shall be distributed among the holders of Series A Preferred Shares and any such other Parity Shares ratably in the same proportion as the respective amounts that would be payable on such Series A Preferred Shares and any such other Parity Shares if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Trust with one or more corporations, (ii) a sale or transfer of all or substantially all of the Trust's assets, or (iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Trust.

                 (b) Subject to the rights of the holders of any Parity Shares, upon any liquidation, dissolution or winding up of the Trust, after payment shall have been made in full to the holders of Series A Preferred Shares and any Parity Shares, as provided in this Section 4, any other series or class or classes of Junior Shares shall, subject to the respective terms thereof, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series A Preferred Shares and any Parity Shares shall not be entitled to share therein.

         Section 5. Shares To Be Retired. All Series A Preferred Shares which shall have been issued and reacquired in any manner by the Trust shall be restored to the status of authorized, but unissued Preferred Shares, without designation as to series. The Trust may also retire any unissued Series A Preferred Shares, and such shares shall then be restored to the status of authorized but unissued Preferred Shares, without designation as to series.

         Section 6.       Conversion.

         Holders of Series A Preferred Shares shall have the right to convert all or a portion of such shares into Common Shares, as follows:

                 (a) Subject to and upon compliance with the provisions of this Section 6, a holder of Series A Preferred Shares shall have the right, at such holder's option, at any time after the end of the Standstill Period to convert such shares, in whole or in part, into the number of fully paid and nonassessable shares of authorized but previously unissued Common Shares obtained by multiplying the Conversion Rate (as in effect at the time and on the date provided for in the last clause of paragraph (b) of this Section 6) by the number of Series A Preferred Shares to be converted by surrendering such shares to be converted, such surrender to be made in the manner provided in paragraph (b) of this Section 6.

                 (b) In order to exercise the conversion right, the holder of each Series A Preferred Share to be converted shall surrender the certificate representing such shares, duly endorsed or assigned to the Trust or in blank, at the office of the Transfer Agent, accompanied by written notice to the Trust that the holder thereof elects to convert such Series A Preferred Shares. Unless the shares issuable on conversion are to be issued in the same name as the name in which such Series A Preferred Shares are registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Trust, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Trust demonstrating that such taxes have been paid).

         As promptly as practicable after the surrender of certificates for Series A Preferred Shares as aforesaid, the Trust shall issue and shall deliver at such office to such holder, or send on such holder's written order, a certificate or certificates for the number of full Common Shares issuable upon the conversion of such Series A Preferred Shares in accordance with provisions of this Section 6, and any fractional interest in respect of a Common Share arising upon such conversion shall be settled as provided in paragraph (c) of this Section 6.

         Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for Series A Preferred Shares shall have been surrendered and such notice received by the Trust as aforesaid, and the person or persons in whose name or names any certificate or certificates for Common Shares shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date and such conversion shall be at the Conversion Rate in effect at such time on such date unless the share transfer books of the Trust shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such transfer books are open, but such conversion shall be at the Conversion Rate in effect on the date on which such shares shall have been surrendered and such notice received by the Trust.

                 (c) No fractional Common Share or scrip representing fractions of a Common Share shall be issued upon conversion of the Series A Preferred Shares. Instead of any fractional interest in a Common Share that would otherwise be deliverable upon the conversion of Series A Preferred Shares, the Trust shall pay to the holder of such share an amount in cash based upon the Current Market Price of the Common Shares on the Trading Day immediately preceding the date of conversion. If more than one share shall be surrendered for conversion at one time by the same holder, the number of full Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of Series A Preferred Shares so surrendered.

                 (d) The Conversion Rate shall be adjusted from time to time as follows:

                          (i) If the Trust shall after the Issue Date (A) subdivide its outstanding Common Shares into a greater number of shares, (B) combine its outstanding Common Shares into a smaller number of shares, or (C) issue any capital shares by reclassification of its Common Shares, the Conversion Rate in effect at the opening of business on the day following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder of any Series A Preferred Share thereafter surrendered for conversion shall be entitled to receive the number of Common Shares (or fraction of a Common Share) that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such Series A Preferred Share been converted immediately prior to the effective date of the subdivision, combination or reclassification. An adjustment made pursuant to this paragraph (d)(i) of this Section 6 shall become effective immediately after the opening of business on the day next following the effective date of the subdivision, combination or reclassification.

                          (ii) No adjustment in the Conversion Rate shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in such rate; provided, however, that any adjustments that by reason of this paragraph (d)(ii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made. Notwithstanding any other provisions of this Section 6, the Trust shall not be required to make any adjustment of the Conversion Rate for the issuance of any Common Shares pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Trust and the investment of additional optional amounts in

         Common Shares under such plan.  Anything in this paragraph (d) of this
         Section 6 to the contrary notwithstanding, the Trust shall be entitled, to the extent permitted by law, to make such adjustments in the Conversion Rate, in addition to those required by this paragraph
         (d), as the Trust in its discretion shall determine to be advisable in order that any share dividends, subdivision of shares, reclassification or combination of shares, distribution of rights or warrants to purchase shares or securities, or a distribution of other assets (other than cash dividends) hereafter made by the Trust to its shareholders shall not be taxable, or if that is not possible, to diminish any income taxes that are otherwise payable because of such event.

                 (e) If the Trust shall be a party to any transaction (including without limitation a merger, consolidation, statutory share exchange, issuer or self tender offer for all or a substantial portion of the Common Shares outstanding, sale of all or substantially all of the Trust's assets or recapitalization of the Common Shares, but excluding any transaction as to which paragraph (d)(i) of this Section 6 applies) (each of the foregoing being referred to herein as a "Transaction"), in each case as a result of which Common Shares shall be converted into the right to receive shares, securities or other property (including cash or any combination thereof), each Series A Preferred Share which is not converted into the right to receive shares, securities or other property in connection with such Transaction shall thereupon be convertible into the kind and amount of shares, securities and other property (including cash or any combination thereof) receivable upon such consummation by a holder of that number of Common Shares into which one Series A Preferred Share was convertible immediately prior to such Transaction. The Trust shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this paragraph (e), and it shall not consent or agree to the occurrence of any Transaction until the Trust has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Series A Preferred Shares that will contain provisions enabling the holders of the Series A Preferred Shares that remain outstanding after such Transaction to convert into the consideration received by holders of Common Shares at the Conversion Rate in effect immediately prior to such Transaction. The provisions of this paragraph
(e) shall similarly apply to successive Transactions.

                 (f)      If:

                          (i) there shall be any reclassification of the Common Shares or any consolidation or merger to which the Trust is a party and for which approval of any shareholders of the Trust is required, or a statutory share exchange, or an issuer or self tender offer by the Trust for all or a substantial portion of its outstanding Common Shares (or an amendment thereto changing the maximum number of shares sought or the amount or type of consideration being offered therefor) or the sale or transfer of all or substantially all of the assets of the Trust as an entirety; or

                          (ii)    there shall occur the voluntary or
         involuntary liquidation, dissolution or winding up of the Trust, then the Trust shall cause to be filed with the Transfer Agent and shall cause to be mailed to each holder of Series A Preferred Shares at such holder's address as shown on the records of the Trust, as promptly as possible, but at least 15 days prior to the applicable date hereinafter specified, a notice stating (A) the date on which such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up or (B) the date on which such tender offer commenced, the date on which such tender offer is scheduled to expire unless extended, the consideration offered and the other material terms thereof (or the material terms of any amendment thereto). Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 6.

                 (g) Whenever the Conversion Rate is adjusted as herein provided, the Trust shall promptly file with the Transfer Agent an officer's certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after delivery of such certificate, the Trust shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the effective date such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to each holder of Series A Preferred Shares at such holder's last address as shown on the share records of the Trust.

                 (h) In any case in which paragraph (d) of this Section 6 provides that an adjustment shall become effective on the day next following the record date for an event, the Trust may defer until the occurrence of such event (A) issuing to the holder of any Series A Preferred Share converted after such record date and before the occurrence of such event the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event over and above the Common Shares issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of any fraction pursuant to paragraph (c) of this
Section 6.

                 (i) There shall be no adjustment of the Conversion Rate in case of the issuance of any capital shares of the Trust in a reorganization, acquisition or other similar transaction except as specifically set forth in this Section 6. If any action or transaction would require adjustment of the Conversion Rate pursuant to more than one paragraph of this Section 6, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value.

                 (j) If the Trust shall take any action affecting the Common Shares, other than an action described in this Section 6, that in the opinion of the Trust Managers would materially adversely affect the conversion rights of the holders of Series A Preferred Shares, the Conversion Rate for the Series A Preferred Shares may be adjusted, to the extent permitted by law, in such manner, if any, and at such time as the Board of Trust Managers, in its sole discretion, may determine to be equitable under the circumstances.

                 (k) The Trust shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Shares solely for the purpose of effecting conversion of the Series A Preferred Shares, the full number of Common Shares deliverable upon the conversion of all outstanding Series A Preferred Shares not theretofore converted into Common Shares. For purposes of this paragraph (k), the number of Common Shares that shall be deliverable upon the conversion of all outstanding Series A Preferred Shares shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

         The Trust covenants that any Common Shares issued upon conversion of the Series A Preferred Shares shall be validly issued, fully paid and non-assessable.

         The Trust shall use its commercially reasonable efforts to list the Common Shares required to be delivered upon conversion of the Series A Preferred Shares, prior to such delivery, upon each national securities exchange, if any, upon which the outstanding Common Shares are listed at the time of such delivery.

                 (l) The Trust will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Common Shares or other securities or property on conversion of Series A Preferred Shares pursuant hereto; provided, however, that the Trust shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of Common Shares or other securities or property in a name other than that of the holder of the Series A Preferred Shares to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Trust the amount of any such tax or established, to the reasonable satisfaction of the Trust, that such tax has been paid.

         Section 7. Ranking. Any class or series of capital shares of the Trust shall be deemed to rank:

                 (a) prior or senior to the Series A Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series A Preferred Shares;

                 (b) on a parity with the Series A Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series A Preferred Shares, if the holders of such class of Shares or series and the Series A Preferred Shares shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Parity Shares"); and

                 (c) junior to the Series A Preferred Shares, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such Shares or series shall be Common Shares or if the holders of Series A Preferred Shares shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such class or series ("Junior Shares").

         Section 8.       Voting.

                 (a) Except as otherwise provided in Section 8(b) below, the holders of Series A Preferred Shares shall have no right to vote on any matter to be voted on by the shareholders of the Trust (including, without limitation, any election or removal of a Trust Manager), and the Series A Preferred Shares shall not be included in the number of shares voting or entitled to vote on such matters.

                 (b) So long as any Series A Preferred Shares are outstanding, in addition to any other vote or consent of shareholders required by law or by the Declaration of Trust, the affirmative vote of at least 66 2/3% of the votes entitled to be cast by the holders of the Series A Preferred Shares, together with the holders of every other series of Parity Shares (any such other series, the "Voting Preferred Shares"), at the time outstanding, acting as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating any amendment, alteration or repeal of any of the provisions of this Statement of Designation, the Declaration of Trust or the Bylaws of the Trust that materially adversely affects the voting powers, rights or preferences of the holders of the Series A Preferred Shares or the Voting Preferred Shares; provided, however, that the amendment of the provisions of the Declaration of Trust so as to authorize or create, or to increase the authorized amount of, any Junior Shares or any shares of any class ranking prior to or on a parity with the Series A Preferred Shares or the Voting Preferred Shares shall not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of Series A Preferred Shares.

         Section 10. Record Holders. The Trust and the Transfer Agent may deem and treat the record holder of any Series A Preferred Share as the true and lawful owner thereof for all purposes, and neither the Trust nor the Transfer Agent shall be affected by any notice to the contrary.

Ratification and Authorization

         RESOLVED, that any and all acts and deeds of any officer or Trust Manager taken prior to the date hereof on behalf of the Trust with regard to the foregoing resolutions are hereby approved, ratified and confirmed in all respects as and for the acts and deeds of the Trust.

         FURTHER RESOLVED, that the officers of the Trust be, and each of them hereby is, severally and without the necessity for joinder of any other person, authorized, empowered and directed to execute and deliver any and all such further documents and instruments and to do and perform any and all such further acts and deeds that may be necessary or advisable to effectuate and carry out the purposes and intents of the foregoing resolutions, including, but not limited to, the filing of a statement with the County Clerk of Dallas County, Texas, setting forth the designations, preferences, limitations and rights of Series A Preferred Shares pursuant to
Section 3.30 of TREITA, all such actions to be performed in such manner, and all such documents and instruments to be executed and delivered in such form, as the officer performing or executing the same shall approve, the performance or execution thereof by such officer to be conclusive evidence of the approval thereof by such officer and by the Board of Trust Managers.